BUTLER NATIONAL CORPORATION 19920 W. 161st Street Olathe, Kansas 66062 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS January 7, 2009
To the Shareholders of Butler National Corporation:

Notice is hereby given that the 2008 Annual Meeting of Shareholders of Butler National Corporation (the "Company") will be held at the Holiday Inn-Olathe, 101 West 151st Street, Olathe, Kansas, on Tuesday, February 24, 2009, at 11:00 a.m., for the following purposes:

1. To elect one (1) director to serve office for the term of three (3) years or until a successor is elected and qualified.

2. To ratify the selection of Weaver & Martin, LLC as auditors for the fiscal year ending April 30, 2009.

3. To approve a proposed amendment to Article FOURTH of the Company's Articles of Incorporation (the form of which is attached hereto as Exhibit A) to effect a one-for-two to thirty reverse stock split (the "Reverse Stock Split") of the Company's Common Stock, par value $.01 per share (the "Common Stock") as a result of which holders of the Common Stock will receive one share of Common Stock for each two to thirty shares of Common Stock owned on the effective date of the Reverse Stock Split; and

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on January 6, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
By Order of the Board of Directors, /S/ Christopher J. Reedy CHRISTOPHER J. REEDY, Secretary
Olathe, Kansas January 7, 2009

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

BUTLER NATIONAL CORPORATION 19920 W. 161st Street Olathe, Kansas 66062 PROXY STATEMENT

GENERAL

This Proxy Statement is furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders to be held on Tuesday, February 24, 2009 at 11:00 a.m., or any adjournment or adjournments thereof. The cost of this solicitation will be borne by us, Butler National Corporation (the "Company"). In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, telegraph, email, or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The mailing of this proxy statement to our shareholders commenced on or about January 21, 2009. Our corporate offices are located at 19920 W. 161st Street, Olathe, Kansas 66062 and our telephone number is (913) 780-9595.

We have outstanding only one class of Common Stock, par value $0.01 per share ("Common Stock"), as of the record date 55,091,109 shares were issued of which 54,812,536 shares were outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote. Shareholders may not cumulate votes in the election of directors. Only shareholders of record at the close of business on January 6, 2009, will be entitled to vote at the meeting. The presence in person or by proxy of the holders of 35% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

VOTING

Our Bylaws require that 35% of the votes of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting be present in person or represented by Proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of our Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter is required for the election of directors and for the approval of the actions described herein. Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes will not be considered as votes cast and thus will not affect the outcome of voting on a proposal.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.
The Butler National Corporation 2009 Annual Meeting of Shareholders is expected to be held on or about October 6, 2009, and proxy materials in connection with that meeting are expected to be mailed on or about September 1, 2009. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before May 5, 2009.

Shareholder Communications to the Board. Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including non-employee directors as a group, by the following means:

Mail: Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062
Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, with respect to our Common Stock (the only class of voting securities), the only persons known to be beneficial owners of more than five percent (5%) of any class of our voting securities as of July 3, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Clark D. Stewart 19920 West 161st Street Olathe, Kansas 66062	3,101,819(2)	5.7%
R. Warren Wagoner 19920 West 161st Street Olathe, Kansas 66062	3,655,074(3)	6.7%

(1) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.

(2) Includes 886,429 shares, which may be acquired by Mr. Stewart pursuant to the exercise of stock options, which are exercisable.

(3) Includes 12,143 shares, which may be acquired by Mr. Wagoner pursuant to the exercise of stock options, which are exercisable.

The following table sets forth, with respect to our Common Stock (the only class of voting securities), (i) shares beneficially owned by all directors and named executive officers of Butler National Corporation, and (ii) total shares beneficially owned by directors and officers as a group, as of April 30, 2008.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	See Note	Percent of Class
Larry W. Franke	481,277	(5)	0.9%
David B. Hayden	1,357,225		2.5%
William E. Logan (deceased 1/4/08)	823,929	(3)	1.5%
Christopher J. Reedy	260,747		0.5%
Clark D. Stewart	3,101,819	(2)	5.7%
R. Warren Wagoner	3,655,074	(4)	6.7%
Angela D. Shinabargar	131,092		0.2%
All Directors and Executive Officers as a Group (7 persons)	10,087,715	(6)	18.4%

(1) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
(2) Includes 886,429 shares, which may be acquired by Mr. Stewart pursuant to the exercise of stock options, which are exercisable.
(3) Includes 148,929 shares, which may be acquired by Mr. Logan pursuant to the exercise of stock options, which are exercisable.
(4) Includes 12,143 shares, which may be acquired by Mr. Wagoner pursuant to the exercise of stock options, which are exercisable.
(5) Includes 80,877 shares, which may be acquired by Mr. Franke pursuant to the exercise of stock options, which are exercisable.
(6) Includes 1,128,378 shares for all directors and executive officers as a group, which may be acquired pursuant to the exercise of stock options, which are exercisable.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
DIRECTORS: The names and ages of the directors, their principal occupations for at least the past five years are set forth below, based on information furnished by the directors.
Name of Nominee and Director and Age	Served Since	Principal Occupation for Last Five Years and Other Directorships
Clark D. Stewart 68 (n2)	1989	President of our Company from September 1, 1989 to present.

R. Warren Wagoner 56 (n2)	1986	Chairman of the Board of Directors of our Company since August 30, 1989.

David B. Hayden 62 (n1)(n2)	1996	Co-owner and President of Kings Avionics, Inc. since 1974.

William E. Logan 69 (n1)(n2)	1990	(Deceased January 4, 2008)
(n1) Audit Committee (n2) Compensation Committee

During the fiscal year ended April 30, 2008, the Board of Directors met five times. Each director attended 100% of the meetings of the Board of Directors. All Directors are expected to attend all meetings of the Board of Directors and the Annual Shareholders meeting. Members of the Board who are not otherwise our paid employees (all except Mr. Stewart and Mr. Wagoner) are paid $100 for each meeting attended. The Board of Directors has an Audit Committee, and a Compensation Committee, but no Nominating Committee. The Board of Directors believes that the responsibilities of a Nominating Committee can be handled as a function of the Board of Directors as a whole. During fiscal 2008, the Audit Committee consisted of David Hayden and William E. Logan (deceased January 4, 2008). Its function is to assist the President in the review of our financial performance and operations. The Audit Committee met five times during the fiscal year ended April 30, 2008 and all members of the Audit Committee attended the meeting. The Audit Committee has a written charter that was filed with the Securities and Exchange Commission on December 26, 2001 as Exhibit C to our Form DEF 14A - Definitive Proxy.

During fiscal 2008, the Compensation Committee consisted of the Board of Directors. Its function is to assist the President in periodic reviews of the performance of management, which in turn leads to salary review and recommendations for salary adjustment. The Compensation Committee met two times during the fiscal year ended April 30, 2008 and all members attended the meeting.

EXECUTIVE OFFICERS: Our executive officers are elected each year at the annual meeting of the Board of Directors held in conjunction with the annual meeting of shareholders and at special meetings held during the year. The executive officers are as follows:

Name	Age	Position
R. Warren Wagoner	56	Chairman of the Board of Directors
Clark D. Stewart	68	President and Chief Executive Officer
Christopher J. Reedy	42	Vice President & Secretary
Angela Shinabargar	44	Chief Financial Officer
Larry W. Franke	64	President of Avcon Industries, Inc., a wholly-owned subsidiary of Butler National Corporation

R. Warren Wagoner was General Manager, Am-Tech Metal Fabrications, Inc. from 1982 to 1987. From 1987 to 1989, Mr. Wagoner was President of Stelco, Inc. Mr. Wagoner was Sales Manager for Yamazen Machine Tool, Inc. from March 1992 to March 1994. Mr. Wagoner was President of the Company from July 26, 1989, to September 1, 1989. He became our Chairman of the Board on August 30, 1989.

Clark D. Stewart was President of Tradewind Industries, Inc., a manufacturing company, from 1979 to 1985. From 1986 to 1989, Mr. Stewart was Executive Vice President of RO Corporation. In 1980, Mr. Stewart became President of Tradewind Systems, Inc. He became our President and CEO in September of 1989.

Christopher J. Reedy worked for Colantuono & Associates, LLC from 1997 to 2000 in the area of aviation, general business and employment counseling, and from 1995 to 1997 with the Polsinelli, White firm. He was involved in aviation product development and sales with Bendix/King, a division of Allied Signal, Inc. from 1988 through 1993. Mr. Reedy joined the Company in November 2000.

Angela Shinabargar was the controller of A&M products, a subsidiary of First Brands Corporation from 1995 to 1998. From 1998 to 2000 Ms. Shinabargar was a Senior Business Systems Analyst for Black & Veatch of Kansas City; the largest privately held engineering firm in the United States. Ms. Shinabargar was the CFO of Peerless Products, Inc. a manufacturer of customized windows from 2000 to 2001. Ms. Shinabargar joined us in October of 2001 as Chief Financial Officer.

Larry W. Franke was Vice President and General Manager of Kansas City Aviation Center from 1984 to 1992. From 1993 to 1994 he was Vice President of Operations and Sales for Marketlink, an aircraft marketing company. Mr. Franke joined our Company in July 1994 as Director of Marketing and was promoted in August 1995 to Vice President of Operations and Sales. Mr. Franke is currently Vice President of Aircraft Modifications at Avcon.

COMPENSATION DISCUSSION AND ANALYSIS:

Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our listed officers. Our listed officers are the CEO, CFO, and three most highly compensated executive officers in a particular year. The "Executive Compensation" section presents compensation earned by the listed officers for fiscal years ending April 30, 2008, 2007 and 2006.

The Compensation Committee of the Board of Directors determines the compensation for Butler National's executive officers. Our executive officers have the broadest job responsibilities and policy-making authority in the company. The Committee reviews and determines all components of executive officers' compensation, including making individual compensation decisions and reviewing and revising the executive officer compensation plans, programs, and guidelines as appropriate. The Committee also consults with management regarding non-executive employee compensation programs.

Our Compensation Philosophy

The core element of our overall compensation philosophy is the alignment of pay and performance. Total compensation varies with individual performance and Butler National's performance in achieving financial and non-financial objectives. Our equity plans are designed to ensure that executive compensation is aligned with the long-term interests of our stockholders. The Committee and our management believe that compensation should help to recruit, retain, and motivate the employees that the company will depend on for current and future success. The Committee and our management also believe that the proportion of "at risk" compensation (variable cash compensation and equity) should rise as an employee's level of responsibility increases. This philosophy is reflected in the following key design priorities that govern compensation decisions:

    pay for performance
    employee recruitment, retention, and motivation
    cost management
    egalitarian treatment of employees
    alignment with stockholders' interests
    continued focus on corporate governance

Each element of compensation reflects one or more of these design priorities. In most cases, our employees, including executive officers, are employed at will, without employment agreements, severance payment arrangements (except as required by local law), or payment arrangements that would be triggered by a "change in control" of Butler National. Retirement plan programs are broad-based; Butler National does not provide special retirement plans or benefits solely for executive officers.

Total compensation for the majority of our employees including executive officers, includes two or more of the following components:

    base salary
    annual and semiannual incentive cash payments
    equity grants (no grants since fiscal 2003)
    employee stock purchase plan
    retirement benefits
    health and welfare benefits

The Compensation Committee and management continue to believe that a similar method of compensating all employees with cash, equity and retirement benefits supports a culture of fairness, collaboration, and egalitarianism.

Determining Executive Compensation

The Committee reviews and determines the compensation for Butler's executive officers. The Committee's process for determining compensation includes a review of Butler's executive compensation and practices, and an analysis, for each Butler executive officer, of all elements of compensation. The Committee compares these compensation components separately and in total to compensation in the industry and each geographic location. In determining base salary the Committee reviews company and individual performance information.

Base Salary

The Committee establishes executive officers' base salaries at levels that it believes are reasonable for comparable positions. When the Committee determines the executive officers' base salaries during the first quarter of the year, the Committee takes into account each officer's role and level of responsibility at the company. In general, executive officers with the highest level and amount of responsibility have received the highest base salaries. In January 2008, the Committee increased base salaries for the listed officers based on the Committee's review of the officers' current performance and expected future contributions.

PAY COMPONENT	BRIEF DESCRIPTION
Base Salary	Described in detail in separate paragraph above titled Base Salary.
Annual and Semiannual Incentive Cash Payments	Paid as discretionary cash bonuses to individual employees for outstanding performance of a task.
Equity Grants	Regulatory provisions since 2003 are too complex to allow us to safely award equity grants.
Employee Stock Purchase Plan

Any employee may purchase the Company stock at the fair market value at the date of purchase without broker or issue fees. The stock is restricted and not considered a stock reward. We have the 1981 Employee Stock Purchase plan. No shares have been purchased under this plan since 1988.

Retirement Benefits

We pay the required federal and state retirement contributions, the required unemployment contributions and match the employee's contribution to their account in the Butler National Corporation 401(k) plan.

Health and Welfare Benefits	Employees electing to participate in the various insurance plans offered by the Company receive a payment for a share of the health, dental, vision and life insurance costs for the employee.

Name and Principal Position	YR	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards and Stock Appreciation Rights ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(1)	Total ($)(2)
Clark D. Stewart, (Contract back pay) President ,CEO, and Director	08 08 07 06	361,250 190,000 345,479 332,063	--- --- --- ---	--- --- --- ---	--- --- --- ---	--- --- --- ---	--- --- --- ---	37,236 --- 47,035 ---	588,486 --- 392,514 ---

R. Warren Wagoner Director - Chairman of the Board	08 07 06	219,961 161,010 127,391	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	22,420 18,232 ---	242,381 179,242 ---

Christopher J. Reedy Vice President and Secretary	08 07 06	175,245 168,141 155,579	--- --- 2,500	--- --- ---	--- --- ---	--- --- ---	--- --- ---	21,353 25,444 ---	196,598 193,585 ---

Larry W. Franke President of Avcon Industries	08 07 06	212,424 203,258 190,584	--- --- 5,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	17,536 19,663 ---	229,960 222,921 ---

Angela D. Shinabargar Chief Financial Officer	08 07 06	121,382 112,334 99,584	--- --- 1,250	--- --- ---	--- --- ---	--- --- ---	--- --- ---	13,880 7,651 ---	135,263 119,985 ---

Name	Year	Airplane and Automobile Usage	Health Benefits	Memberships	Matching Contributions to 401(k) (3)
Clark D. Stewart	2008	7,200	5,093	9,175	15,769
R. Warren Wagoner	2008	---	6,920	---	15,500
Christopher J. Reedy	2008	---	3,397	7,161	10,795
Larry W. Franke	2008	---	5,086	---	12,450
Angela D. Shinabargar	2008	---	3,412	---	10,468

(1) All Other Compensation includes the amounts in the tables above.

(2) All benefits are provided for in the tables, summaries, and footnotes above. We did not participate in any of the following transactions and such items are therefore not reported in table format: Equity Award Table, Pension Benefit Table, Nonqualified Deferred Compensation Table, Director Compensation Table.

(3) Includes catch-up contribution made by the employee and matched by the Company.

OPTION GRANTS, EXERCISES AND HOLDINGS
No options were granted to any named executive officer in the last fiscal year.
The following table provides information with respect to the named executive officers concerning options exercised and unexercised options held as of the end of the Company's last fiscal year:
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
Number of Securities Underlying Unexercised Options at FY-End (no.)	Value of Unexercised In-the-Money Options at FY-End ($)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Clark D. Stewart, Chief Executive Officer	-	-	886,429 / 0	0 / 0

R. Warren Wagoner, Director - Chairman of the Board	-	-	12,143 / 0	0 / 0

Christopher J. Reedy, Vice President and Secretary	-	-	0 / 0	0 / 0

Angela D. Shinabargar, Chief Financial Officer	-	-	0 / 0	0 / 0

Larry W. Franke, President of Avcon Industries, Inc.	-	-	80,877 / 0	0 / 0
COMPENSATION OF DIRECTORS

Each non-officer director is entitled to a director's fee of $100 for meetings of the Board of Directors which he attends. Officer-directors are not entitled to receive fees for attendance at meetings. No fees were paid in fiscal 2008 or fiscal 2007.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

On January 27, 2004 the Company extended the Employment Agreement with Mr. Stewart, as the President and Chief Executive Officer of the Company with the terms as currently provided including annual increases of 5% through December 31, 2013. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the Employment Agreement. Mr. Stewart is also granted an automobile allowance of $600 per month which is reported by us as Salary Expense and to Mr. Stewart as Wages. Under the terms of the Employment Agreement with Mr. Stewart, the Company is obligated to pay company related expenses and salary. Included in accrued liabilities are $73,758 and $245,538 as of April 30, 2008, and 2007 respectively for amounts owed to our CEO for accrued compensation.

The rest of this page intentionally left blank.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Mr. David Hayden and Mr. Bradley K. Hoffman. Mr. Logan was replaced by Mr. Hoffman. The Audit Committee has reviewed and discussed the audited financial statements with our management.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS No. 61, and received from the auditors disclosures regarding the auditors independence as required by Independence Standards Board Standard No. 1.

Based upon the Audit Committees review of the audited financials, the Audit Committee recommended to the Board of Directors that the audited financials be included in our Annual Report on Form 10-K.

We have assessed the independence of the members of the Audit Committee according to the definition of independence in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange (NYSE) listing standards. Mr. Hayden is independent within the NYSE listing standard definition. Officers are not independent under the NYSE definition.

The Audit Committee report is submitted by:

David B. Hayden and Bradley K. Hoffman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors is comprised of Mr. Wagoner, Chairman of the Board, Mr. Stewart, CEO, President and Executive Board member, and Mr. Hayden, Board member.

In the normal course of business, we purchased modifications services and avionics of approximately $89,398, $127,661, and $163,800 from a company that is partially owned by David Hayden (and for which he serves as President), a director for the Company during fiscal 2008, 2007, and 2006 respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On April 30, 2001, the Company extended the Employment Agreement through August 31, 2006 with Clark D. Stewart under the terms of which Mr. Stewart was employed as the President and Chief Executive Officer of the Company. On January 27, 2004 the Company extended the Employment Agreement with Mr. Stewart with the terms as currently provided including annual increases of 5% through December 31, 2013. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the Employment Agreement. Mr. Stewart is also granted an automobile allowance of $600 per month which is reported by us as Salary Expense and to Mr. Stewart as Wages. Under the terms of the Employment Agreement with Mr. Stewart, the Company is obligated to pay company related expenses and salary. Included in accrued liabilities are $73,758 and $245,538 as of April 30, 2008, and 2007 respectively for amounts owed to our CEO for accrued compensation.

COMPENSATION COMMITTEE REPORT

Performance Measures and Decision-Making Process for fiscal year 2008

The Committee set base salaries for executive officers for 2008 in April 2007, with payment beginning in April 2007.

- The performance measures used by the Committee in determining executive compensation for fiscal year 2008 were:

- the absolute one-year and multi-year company performance as measured by market share, revenue growth, profit from operations and total shareholder return;

- one-year and multi-year performance on the same measures as compared with competitors in the comparator group; and

- the company's progress toward its strategic goals.

To make its decisions on executive compensation, the Committee reviewed in detail each of the performance measures above and reviewed compensation market data. The Committee also reviewed the total compensation and benefits of the executive officers and considered the impact that their retirement, or termination under various other scenarios, would have on their compensation and benefits.

The CEO provided the entire board of directors with an assessment of his own performance with respect to the performance measures listed above, which the board considered in its assessment of his performance for fiscal year 2007. The CEO reviewed the performance of the other executive officers (except the Chairman) with the Committee and made recommendations regarding the components of their compensation.

Before making its compensation decisions, the Committee discussed levels of compensation for the Chairman, the CEO and the other executive officers with the full board of directors in an executive session.

Determination of CEO Compensation

In fiscal year 2007, Butler National Corporation reached projected levels of revenue, profit from operations, operating margin and operating cash flow.

With regard to progress toward strategic goals, BNC improved its products and technology positions and strengthened its relationships with customers.

Taking into account the company's performance, both absolute and relative to competition, and the executive officers' contributions to that performance, the Committee set its targeted compensation levels so as to be commensurate with that relative performance. The Committee made the following determinations for fiscal year 2008 with respect to each component of compensation for the CEO and his existing contract and the other executive officers:

Base Salary - In keeping with its strategy, the Committee's base salary decisions for fiscal year 2008 were generally intended to provide salaries somewhat lower than the median level of salaries for similarly situated executives of the comparator companies.

Performance Bonus - In general, the Committee granted no annual performance awards

Long-Term Compensation - The Committee granted no equity compensation.

Compensation of the Chairman

Because Mr. Wagoner was among the Company's five most highly compensated executive officers, SEC rules require disclosure of his compensation. In making the determinations, the Committee considered his role as Chairman, his contribution to the Company's performance and strategic direction, and the compensation of employee-chairmen of comparator companies.

The Compensation Committee report is submitted by:

Randal W. Wagoner Clark D. Stewart David B. Hayden

STOCK PERFORMANCE GRAPH

Our largest business segment is Aircraft Modifications. To provide a representative comparison of our stock performance, the following chart compares the cumulative stockholder return on our Common Stock for the last five years with the cumulative return on the OTCBB Stock Market The following chart assumes $100 invested May 1, 2003, in the above group. The total return assumes the reinvestment of dividends.

COMPARISON OF FIVE YEARS TOTAL RETURN AMONG BUTLER NATIONAL CORPORATION, NASDAQ MARKET INDEX AND PEER GROUP INDEX

DOLLARS
350
300
250
200
150
100
50
0
2003
2004
2005
2006
2007
2007
BUTLER NATIONAL CORP.
PEER GROUP INDEX
NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON MAY 1, 2003
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING APRIL 30, 2008

ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING APRIL 30, 2008

The peer group consists of companies with similar market capitalization. The Custom Selected Stock List is made up of the following small cap securities selected by Hemscott, Inc. as peer companies: Activeworlds Corp., Atlas South Sea Pearl, Clinical Data Inc., Forward Industries, Inc.s, Hirsch Internat CP CL A, Interpharm Holdings, Provena Foods, Inc. (through 2006).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We retained Weaver & Martin, LLC to perform the review of our annual financial statements for the past fiscal year. The aggregate fees billed by Weaver & Martin, LLC for professional services rendered for the audit of our annual financial statements for the fiscal year ended April 30, 2008, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $119,720.

Fee Type	Fiscal 2008	Fiscal 2007
Audit fees [a] Audit related fees [b] Tax fees [c] All other fees [d] Total	$93,185 7,820 18,715 - -------- $119,720 =====	$92,939 - 19,377 - --------- $112,316 =====

(a) Includes fees billed for professional services rendered in connection with the audit of the annual financial statements and for the review of the quarterly financial statements.

(b) Includes fees billed for professional services rendered in connection with assurance and other activities not explicitly related to the audit of Butler's financial statements, including the audits of Butler's employee benefit plans, contract compliance reviews and accounting research.

(c) Includes fees billed for domestic tax compliance and tax audits, corporate-wide tax planning and executive tax consulting and return preparation.

(d) Includes fees billed for financial systems design and implementation services.

The Audit Committee has adopted a policy requiring pre-approval by the committee of all services (audit and non-audit) to be provided to Butler by its independent auditor. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by Weaver and Martin LLC for fiscal 2009. Each year stockholders are asked to affirm the selection of the auditor by a vote requested in the proxy.

The audit committee has approved 100% of the fees listed in the above table.

Financial Information Systems Design and Implementation Fees

We did not receive any services from our auditors relating to financial information systems design and implementation during the fiscal year ended April 30, 2008.

All Other Fees

The aggregate fees billed by Weaver & Martin, LLC for professional fees rendered during the fiscal year ended April 30, 2008, other than as stated above under the captions Audit Fees, were $18,715. These fees were in connection with tax preparation work for the Company. The audit committee of the board of directors has considered and determined that the services covered for those fees are compatible with maintaining the principal accountant's independence.

ELECTION OF DIRECTOR (Item No. 1)

The number of directors constituting our Board of Directors has been fixed at five (5). The Board is comprised of the following three classes of directors that serve staggered three year terms. Class I consists of one director to be elected at the 2010 Annual Meeting. Class II consists of two directors, of which one is to be elected at this Annual Meeting. Class III consists of two directors to be elected at the 2009 Annual Meeting.

The Board of Directors has not nominated a second Class II director for election to the Board of Directors at the Annual Meeting. Nominees are being considered for the second Class II position but have not been selected and qualified as of this date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MR. HAYDEN FOR ELECTION AS DIRECTOR OF BUTLER NATIONAL CORPORATION.

INDEPENDENT PUBLIC ACCOUNTANTS (Item No. 2)

We have engaged Weaver & Martin, LLC to audit our financial statements for the years ended April 30, 2006, 2007, and 2008. Weaver & Martin, LLC was able to express an opinion on the financial statements for the years ended April 30, 2006, 2007 and 2008. Representatives of Weaver & Martin, LLC are expected to be present at the Annual Meeting of Shareholders, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

We selected Weaver & Martin, LLC to be the independent public accountants for fiscal year 2009 which ends April 30, 2009, and recommend that the appointment of the auditors be ratified by the Shareholders. Although Shareholder approval is not required, it is the policy of our Board of Directors to request, whenever possible, Shareholder ratification of the appointment or reappointment of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHAREHOLDER RATIFICATION OF WEAVER & MARTIN, L.L.C. AS OUR INDEPENDENT PUBLIC ACCOUNTANT.

If the appointment of Weaver & Martin, LLC is not ratified at the meeting, the Audit Committee may consider the selection of another accounting firm.

PROPOSAL TO AMEND THE COMPANY'S ARTICLE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT AT A RATIO BETWEEN
ONE-FOR-TWO AND ONE-FOR-THIRTY SHARES
(Item No. 3)

General

The Board of Directors has approved, declared advisable and recommends that our stockholders vote FOR the proposal to amend our articles of incorporation to implement a reverse split (the "Reverse Stock Split") at a ratio of between 1-for-2 (1:2) and 1-for-30 (1:30) in the form set forth in Exhibit A to this Proxy Statement (the "Amendment"). A vote FOR this Proposal will constitute approval of the Amendment providing for the combination of any whole number of shares of Company common stock, par value $0.01 (the "Common Stock") between and including two (2) and thirty (30) into one share of Common Stock and will grant the Board of Directors the discretionary authority to select which of the approved Reverse Stock Split ratios within that range will be implemented. If the stockholders approve this Proposal, the Board of Directors will have the authority, but not the obligation, in its sole and absolute discretion, and without further action on the part of the stockholders, to select one of the approved split ratios and effect the approved Reverse Stock Split by filing the Amendment with the Kansas Secretary of State at any time after the Board's approval of the Reverse Stock Split ratio. If the Amendment has not been filed with the Kansas Secretary of State by the close of business April 7, 2010, the Board of Directors will abandon the Amendment constituting the Reverse Stock Split. If the Reverse Stock Split is implemented, the Amendment would not reduce the number of authorized shares of our Common Stock and would not change the par value of a share of our Common Stock. Each stockholder will hold the same percentage of Common Stock outstanding immediately prior to the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split but for any fractional shares created from the Reverse Stock Split being rounded up to the nearest whole share of Common Stock.

Purpose and Background of the Reverse Stock Split

Relisting. The Common Stock was previously listed on the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market). The Reverse Stock Split is an attempt to raise the per share trading price of our Common Stock in an effort to gain relisting on the NASDAQ Capital Market. The Board of Directors believes that the relisting of the Company's Common Stock on the NASDAQ Capital Market may be important for the marketability of the Common Stock and the prestige of the Company in the financial community. The Common Stock was delisted on January 18, 1999, and has been traded on the OTC Bulletin Board since the delisting.

Before our Common Stock may be listed on the NASDAQ Capital Market, we must satisfy certain listing requirements. One of these listing requirements is that our Common Stock must have a minimum bid price of $4.00 per share. On December 1, 2008, the closing bid price of our Common Stock on the OTC Bulletin Board was $0.23. However, whether we are relisted or not is beyond the control of the Company and may depend on a number of factors in addition to the quantitative criteria discussed herein, and there can be no assurance that the Common Stock will be relisted on the Nasdaq Capital Market even if a Reverse Stock Split is effected. Furthermore, there can be no assurance that the market price of the Common Stock will increase to, or remain above, the required continuous listing price per share after a Reverse Stock Split. The Company is aware that following a reverse stock split, a company's stock price may frequently fail to reach or sustain a price equal to the pre-split price multiplied by the reverse split multiple.

We believe that the ability of others, namely investment firms, to disseminate relevant information about our business is inhibited by the speculative image and sometimes classification of a low-priced stock. Moreover, the market for a low-priced, unlisted stock is often exaggerated, with significant volatility and insufficient liquidity. A market such as this may become inaccessible for stockholders and the general public alike. This potentially affects the performance of a stock and return on the investment. Also noteworthy, many reputable investment firms do not allow the solicitation or marketing of a stock under a minimum price and/or not trading on a listed exchange. In some cases the price limitation is on stocks trading below $1.00 per share, others $3.00 per share and, less commonly, $5.00 per share.

Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the nature of investors who acquire it, or the Company's reputation in the financial community. However, in practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, may not extend margin credit on stock trading at low prices, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Many brokerage houses are reluctant to allow trading of lower-priced stock, recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint. We hope that the decrease in the number of shares of outstanding Common Stock resulting from the reverse stock split, and the anticipated increase in the per share trading price, will encourage greater interest in our Common Stock among members of the financial community and the investing public and possibly create a more liquid market for our stockholders. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse stock split is affected, particularly if the price per share of our Common Stock begins a declining trend after the reverse stock split is affected.

Growth Potential. The Board of Directors believes that the Company will need to raise and make considerable capital investments to properly support the Entertainment/Gaming business segment and to support the growth potential of the Aviation and Avionics business segments. A higher trading price for the Company's Common Stock should improve our access to capital and therefore better enable us to develop these businesses.

Certain Risk Factors Associated with the Reverse Stock Split

Reduced Market Capitalization. As noted above, one purpose of the Reverse Stock Split, if implemented, will be to raise the price of our Common Stock to obtain a listing on the NASDAQ Capital Market. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective. While we expect that the reduction in our outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple equal to the number of pre-Reverse Stock Split shares in the Reverse Stock Split ratio determined by the Board of Directors, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after implementation of the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. In some cases the share price of companies that have implemented reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our Common Stock immediately after the effective date of the proposed Reverse Stock Split will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Stock Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Stock Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the Board of Directors believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely effected by the reduced number of shares outstanding after the Reverse Stock Split.

No Appraisal Rights

Under the Kansas General Corporation Code, our stockholders are not entitled to appraisal rights with respect the Reverse Stock Split, and the Company is not independently providing and has not so provided stockholders with any such right.

Determination of the Ratio for the Reverse Stock Split

The ratio of the Reverse Stock Split will be determined by the Board of Directors, in its sole discretion. However, the ratio will not exceed a ratio of one-for-thirty (1:30) or be less than a ratio of one-for-two (1:2). In determining the Reverse Stock Split ratio, the Board of Directors will consider numerous factors including the historical and projected performance of the Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of the Common Stock in the period following the effectiveness of the Reverse Stock Split. The Board of Directors will also consider the impact of the Reverse Stock Split ratio on investor interest. The purpose of selecting a range is to give the Board of Directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of the Record Date, after completion of the Reverse Stock Split, we will have approximately between 26.9 million and 2.7 million shares of issued and outstanding Common Stock, depending on the ratio of the Reverse Stock Split determined by the Board of Directors. The following table sets forth the approximate number of issued and outstanding shares of Common Stock, and net profit per share for the year ended April 30, 2007, assuming each possible Reverse Stock Split outcome:

	2008:EARNINGS $1,274,478		2007: EARNINGS $605,545		2006: EARNINGS $365,545
After Reverse Stock Split Ratio:	Common Stock Outstanding	2008 Earnings Per Share Basic	Common Stock Outstanding	2007 Earnings Per Share Basic	Common Stock Outstanding	2006 Earnings Per Share Basic
Current	55,091,109	$0.02	53,812,469	$0.01	53,051,837	$0.01
1 for 2	27,545,555	$0.05	26,906,235	$0.02	26,525,919	$0.01
1 for 3	18,363,703	$0.07	17,937,490	$0.03	17,683,946	$0.02
1 for 4	13,772,777	$0.09	13,453,118	$0.05	13,262,959	$0.03
1 for 5	11,018,222	$0.12	10,762,494	$0.06	10,610,367	$0.03
1 for 6	9,181,852	$0.14	8,968,745	$0.07	8,841,973	$0.04
1 for 7	7,870,158	$0.16	7,687,496	$0.08	7,578,834	$0.05
1 for 8	6,886,389	$0.19	6,726,559	$0.09	6,631,480	$0.06
1 for 9	6,121,234	$0.21	5,979,164	$0.10	5,894,649	$0.06
1 for 10	5,509,111	$0.23	5,381,247	$0.11	5,305,184	$0.07
1 for 11	5,008,283	$0.25	4,892,043	$0.12	4,822,894	$0.08
1 for 12	4,590,926	$0.28	4,484,373	$0.14	4,420,986	$0.08
1 for 13	4,237,778	$0.30	4,139,421	$0.15	4,080,911	$0.09
1 for 14	3,935,079	$0.32	3,843,748	$0.16	3,789,417	$0.10
1 for 15	3,672,741	$0.35	3,587,498	$0.17	3,536,789	$0.10
1 for 16	3,443,194	$0.37	3,363,280	$0.18	3,315,740	$0.11
1 for 17	3,240,653	$0.39	3,165,440	$0.19	3,120,696	$0.12
1 for 18	3,060,617	$0.42	2,989,582	$0.20	2,947,324	$0.12
1 for 19	2,899,532	$0.44	2,832,236	$0.21	2,792,202	$0.13
1 for 20	2,754,555	$0.46	2,690,624	$0.23	2,652,592	$0.14
1 for 21	2,623,386	$0.49	2,562,499	$0.24	2,526,278	$0.14
1 for 22	2,504,141	$0.51	2,446,021	$0.25	2,411,447	$0.15
1 for 23	2,395,266	$0.53	2,339,673	$0.26	2,306,602	$0.16
1 for 24	2,295,463	$0.56	2,242,186	$0.27	2,210,493	$0.17
1 for 25	2,203,644	$0.58	2,152,499	$0.28	2,122,073	$0.17
1 for 26	2,118,889	$0.60	2,069,710	$0.29	2,040,455	$0.18
1 for 27	2,040,411	$0.62	1,993,054	$0.30	1,964,883	$0.19
1 for 28	1,967,540	$0.65	1,921,874	$0.32	1,894,708	$0.19
1 for 29	1,899,693	$0.67	1,855,602	$0.33	1,829,374	$0.20
1 for 30	1,836,370	$0.69	1,793,749	$0.34	1,768,395	$0.21

We do not anticipate a decrease in the number of holders of record of our Common Stock in the event the Board of Directors determines to implement the Reverse Stock Split, including in the event the ratio of the Reverse Stock Split determined by the Board of Directors is one-for-thirty (1:30).

Effective Date; Exchange Act Registration Status

The proposed Reverse Stock Split of our Common Stock may be implemented by the Board of Directors at any time prior to close of business on the last day twenty-four (24) months following the date of this Annual Meeting. Meeting. The Reverse Stock Split would become effective as of 11:59 p.m., Central Standard Time (the "Effective Date"), on the date of filing the Amendment with the Kansas Secretary of State. On the Effective Date, shares of the Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of the Common Stock in accordance with the Reverse Stock Split ratio determined by the Board. Any fractional shares will be rounded-up to the nearest whole number of shares. After the Effective Date, the Common Stock will have a new committee on uniform securities identification procedures ("CUSIP") number, which is a number used to identify our equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Effective Date, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, and our Common Stock will continue to be traded on the OTC Bulletin Board.

Effects of the Proposed Reverse Stock Split on Authorized Shares; Possible Anti-Takeover Effects

The Reverse Stock Split will affect all of our stockholders uniformly and will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible changes due to the rounding-up into whole shares of Common Stock any fractional shares of Common Stock resulting from the Reverse Stock Split. Common Stock issued and outstanding pursuant to the Reverse Stock Split will remain fully paid and non-assessable. If implemented, the Reverse Stock Split would have the effect of increasing the amount of authorized, but unissued shares of our Common Stock that could be issued in the future by our Board of Directors without further stockholder approval. The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of our Common Stock could dilute the stock ownership of a person seeking to make a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the authorization for the Board to implement the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to our articles of incorporation.

Exchange of Stock Certificates

The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates.

As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the number of shares of Common Stock that he or she holds as a result of the Reverse Stock Split. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "Old Certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock, into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

Effect on Registered and Beneficial Stockholders

Upon the Effective Date of the Reverse Stock Split, we intend to treat stockholders holding the Common Stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding the Common Stock in "street name." However, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Procedures for Implementing the Reverse Stock Split

If our stockholders approve the proposal and our Board of Directors decides to implement a Reverse Stock Split, we will promptly file the Amendment with the Kansas Secretary of State. The Reverse Stock Split will become effective as set forth in the section captioned "Effective Date; Exchange Act Registration Status" above. As of the Effective Date of the Reverse Stock Split, each certificate representing shares of our Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split. However, a holder of any unexchanged certificates would not be entitled to receive any dividends or other distributions payable by us after the Effective Date, until the old certificates have been surrendered. Subject to the various escheat laws, such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest. All shares underlying options, warrants, convertible notes and other securities would also be automatically adjusted on the Effective Date. As soon as practicable after the Effective Date, stockholders and holders of stock options exercisable for our Common Stock would be notified of the effectiveness of the Reverse Stock Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates, which will bear a different CUSIP number, reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further action to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the ratio of the Reverse Stock Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Reservation of Right to Abandon the Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the Effective Date of the Amendment, even if the Reverse Stock Split has been authorized by our stockholders at the Annual Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board of Directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Accounting Matters

The Reverse Stock Split will not change total stockholders' equity on our balance sheet. However, because the par value of the Common Stock will remain unchanged on the Effective Date, the components that make up total stockholders' equity will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-thirtieth (1/30) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of our Common Stock outstanding. In addition, the historical amounts of net income or loss per common share previously reported by us, as well as all reference to Common Stock share amounts, will be restated to reflect the Reverse Stock Split as if it had been in effect as of the earliest reported period.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

The Company should not recognize any gain or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a stockholder who receives only Common Stock upon the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. However, the IRS may take the position that the receipt of additional shares in lieu of fractional shares is a taxable dividend, in which case a stockholder would recognize dividend income equal to the fair market value of the additional shares received. Stockholders should consult their own tax advisors regarding the tax consequences to them in such case.

Vote Required for Approval of the Proposal

The affirmative vote of a majority of the shares of our Common Stock outstanding as of the record date is required to approve this proposal to amend our articles of incorporation. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-30.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matter arises at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

Our Annual Report for fiscal year 2008 is enclosed. The 2008 Annual Report includes the Annual Report on Form 10-K containing our financial statements for the fiscal year ended April 30, 2008.

A copy of Form 10-K and the Annual Report as we have filed with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing to us at the address noted on the first page of this Statement.

By Order of the Board of Directors

/S/ Christopher J. Reedy
CHRISTOPHER J. REEDY,
Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
BUTLER NATIONAL CORPORATION

BUTLER NATIONAL CORPORATION, a corporation (the "Corporation") organized and existing under and by virtue of the Kansas General Corporation Code,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of BUTLER NATIONAL CORPORATION duly adopted resolutions setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

"RESOLVED, that the Articles of Incorporation of this Corporation be and is hereby amended by deleting Article FOURTH thereof in its entirety and by substituting in lieu thereof the following:

FOURTH: Section 1. The authorized capital of this Corporation shall be $3,500,000 consisting of 100,000,000 shares of common stock, $.01 par value (the "Common Stock") and 500,000 shares of preferred stock, the par value of $5.00 per share (the "Preferred Stock"). The relative voting rights, preferences and other privileges of such capital stock shall be as follows:

(a) Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote; all such shares of Common Stock shall be equal in all respects and shall confer equal rights upon the holders thereof.

(b) Preferred Stock. Each share of Preferred Stock shall entitle the holder thereof to such rights, voting power, preferences and restrictions as may be fixed by the board of directors by resolution thereof.

Effectively immediately upon the filing of the Certificate of Amendment which contains this provision with the Secretary of State of the State of Kansas, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one-half to one-thirtieth (the exact conversion ratio to be determined by the Board of Directors in the manner as described in the Proxy Statement) of one share of Common Stock, $.01 par value per share, without any action by the holder. Certificates representing shares combined and reclassified as provided in this Certificate of Amendment are thereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification."

Section 2. A shareholder shall have no pre-emptive rights to subscribe for or purchase any shares of capital stock or other securities of whatsoever kind of nature which may be issued by this Corporation; voting for directors shall not be cumulative."

SECOND: That said amendment was duly adopted in accordance with the provisions of the Kansas General Corporation Code.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Articles of Incorporation on the _____ day of ______, 20__.

BUTLER NATIONAL CORPORATION

By: /S/ Christopher J. Reedy

Name: Christopher J. Reedy

Title: Secretary